                                FORM OF
                       STOCK OPTION AGREEMENT

           THIS AGREEMENT IS MADE in Dallas, Texas, by and between the employee whose name appears below (the "Employee" ) and E-SYSTEMS, INC. (the "Company" ).
           The Board of Directors of the Company adopted a certain Stock Option Plan, as amended, the ("Plan").
            The Company acting through the Compensation and Benefits Committee of the Board, has granted to the Employee the Stock Option described below, subject to the provisions of the Plan and the terms of this Agreement.
           NOW THEREFORE, in consideration of the recitals, the Company grants and the Employee accepts the Stock Option described below on the terms contained herein.

EMPLOYEE:                                   OPTION PRICE
                  GRANT DATE                ------------
                  -----------   NUMBER OF      DOLLARS      SOCIAL SECURITY
                  MO  DAY  YR    SHARES       PER SHARE          NUMBER
                  -----------   ---------     ---------     ---------------
                       EXPIRATION DATE
                       ---------------


       THIS   STOCK  OPTION  SHALL  BECOME  EXERCISABLE  (VEST)  IN   THREE
INSTALLMENTS:

      An amount of shares equal to one-third of the total shares set forth above shall become available for exercise on the first, second and third anniversary dates from the grant of this option, respectively.
If the total shares set forth is not divisable by three without resulting in a fractional share, fractional shares may not be issued and the amount of such fraction shall be dropped from the first increment and the following adjustment(s) made in the number of shares in the second or third (or both) increments:
           - if the fractions aggregate one whole share the third increment shall be increased by one share;
           - if the fractions aggregate two whole shares, the second and third increments shall each be increased by one share.
      In no event shall the aggregate number of shares of all three vesting increments exceed the total number of option shares set forth above.

      IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement.

     EMPLOYEE:                               E-SYSTEMS, INC.:


                                             Chairman of the Board and
                                             Chief Executive Officer


     WITNESS:                                ATTEST:


                                             Secretary

              TERMS & CONDITIONS OF STOCK OPTION  AGREEMENT
      1. GRANT OF OPTION. Pursuant to the Stock Options Plan for key employees of E-Systems, Inc. and its subsidiaries, the Company hereby grants to the Employee an option (the "Option") to purchase from the Company certain shares of $1.00 par value Common Stock of the Company in the amounts, during the periods, and upon the terms and conditions herein set forth. The number and price per share of such Option shares is set out on page 1 of this Agreement.

      2. TIME OF EXERCISE. Except as provided elsewhere herein, this Option shall become exercisable in installments as set forth on page 1.
     In no event may this Option be exercised in whole or in part after the termination date set forth in paragraph 3 below, which shall not be later than ten (10) years from the date of grant.

     3.   TERM.  This Option shall terminate at the earliest of:
          (a) 5:00 p.m. Dallas time on the Expiration Date indicated on page 1;

          (b)  two (2) years following the date of Employee's death; or

          (c) ninety (90) days after termination of Employee's employment with the Company for any reason other than death or retirement under any retirement plan of the Company.

      4. WHO MAY EXERCISE. During the lifetime of the Employee, this Option may be exercised only by the Employee. If there is any attempt to transfer, assign, pledge, dispose of, or upon the levy by reason of any attachment or similar process, contrary, to the provisions of this Agreement, this Option shall become null and void.
      If the Employee dies while this Option is in effect all remaining unexercised shares shall become fully vested as of the date of death and such option may be exercised by the Employee's estate or a person who has acquired the right to exercise the Option by the Employee's will or by the laws of descent and distribution at anytime or times prior to the termination date specified in Section 3, (a) and (b).

      5. OTHER RESTRICTIONS ON EXERCISE. The Option evidenced by this Agreement may not be exercised in whole or in part, and no certificates representing shares subject to such Option shall be delivered, if any requisite registration with, or approval or consent of, any governmental authority having jurisdiction over the exercise of this Option or shares delivered pursuant to this Option shall not have been secured.

     6. MANNER OF EXERCISE. To exercise this Option, Employee shall give written notice to the Company of the number of shares being purchased pursuant to the exercise of this Option and the purchase price to be paid therefor, accompanied by the following:

         (a)  full payment of the Option price.

         (b) an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary to comply with governmental requirements and to complete Company records;

         (c) full payment of any federal, state or local taxes required to be paid or withheld from the Employee at the time of exercise of the Option;

         (d) any other requirements that the Compensation and Benefits Committee administering the Plan (the "Committee") may establish.

      7. RIGHTS AS STOCKHOLDER. The Employee shall have no rights as a stockholder with respect to any shares covered by this Option until the issuance of a certificate or certificates to the Employee for such shares.

      8. CAPITAL ADJUSTMENTS. The number of shares of common stock covered by this Option and the Option price thereof shall be subject to such adjustment as the Committee administering the Plan may deem appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation, or the like, of or by the Company. However, in no event shall such adjustment exceed the aggregate stock option price of the Options granted by this Agreement, except for rounding upward to the next whole cent of the per share price (if necessary to prevent fractional cents per share).

      9. COMPANY DEFINED. The "Company" as herein used shall mean E-Systems, Inc., or any subsidiary thereof.

     10. SUCCESSOR. This Agreement shall be binding upon any successor of the Company.

     11. LAW GOVERNING. This agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of Texas.

     12. EMPLOYMENT. Neither the granting of this Option nor any term or provision of this Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of the Company, to employ the Employee for any specified period.

     13.   ADMINISTRATION  OF PLAN AND AGREEMENT.   This  Option  and  the
exercise thereof is subject to the terms and conditions of the Plan which is incorporated herein by reference and made a part hereof, and this Stock Option Agreement. However, the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. The Committee's interpretation and resolution of any conflict between the Plan and this Agreement shall be final. The Committee may exercise all discretionary powers granted to it under the Plan. In addition, performance of this Agreement is subject to any rules and regulations promulgated by the
Committee   pursuant   to   the  Plan,  now   or   hereafter   in   effect.
Page 2